SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2003

UNITED FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1128 South Main Street, Graham, North Carolina 27253
(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

Item 5.

Fourth Quarter and Year End Earnings Press Release

Registrant issued a press release to report quarter and year end results for December 31, 2002. The press release reported that net income for the three and twelve months ended December 31, 2002 increased to $232,000 and $700,000, respectively, compared to $77,000 and $(219,000) for the same periods in 2001. The Company’s assets at December 31, 2002 increased to $126 million compared with $101 million at December 31, 2001. The Company’s shareholders’ equity increased to $10 million at December 31, 2002 compared with $6.5 million at December 31, 2001. For the three and twelve month periods ended December 31, 2002, net interest income increased to $1 million and $4 million, respectively, from $906,000 and $3 million during the same periods last year. For the three and twelve month periods ended December 31, 2002, non-interest income increased to $185,000 and $618,000, respectively, from $98,000 and $392,000 during the same periods last year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.
By:	/s/ WILLIAM M. GRIFFITH, JR.
William M. Griffith, Jr.
President and CEO

Dated: January 27, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release

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